STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                     Seller

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                  Master Servicer and Securities Administrator

              STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2003-AR3
                                     Issuer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-AR3

                       Supplement dated November 25, 2003
                 Prospectus Supplement dated October 28, 2003 to
                        Prospectus dated October 28, 2003

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated October 28, 2003.

The tables set forth on pages S-51 and S-53 of the prospectus supplement, under the heading "Decrement Tables" of the section entitled "Yield and Prepayment Considerations", are hereby deleted in their entirety and replaced with the following:

                                             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                                                         CLASS A-1 CERTIFICATES
                                           ------------------------------------------------------
DISTRIBUTION DATE                                             CPR PERCENTAGE
                                           ------------------------------------------------------
                                               0%        10%          20%         40%         50%

Initial Percentage.........                  100%       100%         100%        100%        100%
October, 2004..............                  100         89           78          57          46
October, 2005..............                  100         79           61          32          21
October, 2006..............                  100         71           47          18           9
October, 2007..............                  100         63           37          11           5
October, 2008..............                  100         56           30           6           2
October, 2009..............                  100         49           24           4           1
October, 2010..............                  100         44           19           2           1
October, 2011..............                  100         39           15           1           *
October, 2012..............                  100         35           12           1           *
October, 2013..............                  100         32           10           *           *
October, 2014..............                   95         27            7           *           *
October, 2015..............                   90         23            6           *           *
October, 2016..............                   85         20            4           *           *
October, 2017..............                   79         17            3           *           *
October, 2018..............                   74         14            2           *           *
October, 2019..............                   68         12            2           *           *
October, 2020..............                   62          9            1           *           *
October, 2021..............                   56          8            1           *           *
October, 2022..............                   50          6            1           *           *
October, 2023..............                   43          5            *           *           *
October, 2024..............                   37          4            *           *           *
October, 2025..............                   30          3            *           *           *
October, 2026..............                   22          2            *           *           *
October, 2027..............                   15          1            *           *           *
October, 2028..............                    7          *            *           *           *
October, 2029..............                    2          *            *           *           *
October, 2030..............                    2          *            *           *           *
October, 2031..............                    1          *            *           *           *
October, 2032..............                    *          *            *           *           *
October, 2033..............                    0          0            0           0           0
Weighted Average Life to
Maturity (years)**.........                18.67       7.58         4.12        1.79        1.30
Weighted Average Life to Call
(years)**..................                18.57       7.26         3.81        1.64        1.20

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.




                                             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                                                        CLASS M, CLASS B-1, CLASS B-2
                                                           AND CLASS B-3 CERTIFICATES
                                           ------------------------------------------------------
DISTRIBUTION DATE                                                CPR PERCENTAGE
                                           ------------------------------------------------------
                                               0%        10%          20%         40%         50%

Initial Percentage.........                  100%       100%         100%        100%        100%
October, 2004..............                  100        100          100         100          100
October, 2005..............                  100        100          100          86          73
October, 2006..............                  100        100          100          67          52
October, 2007..............                  100        100           83          40          26
October, 2008..............                  100        100           66          24          13
October, 2009..............                  100        100           53          14           6
October, 2010..............                  100         96           43           9           3
October, 2011..............                  100         86           34           5           2
October, 2012..............                  100         78           27           3           1
October, 2013..............                  100         69           22           2           *
October, 2014..............                   95         60           17           1           *
October, 2015..............                   90         51           13           1           *
October, 2016..............                   85         43            9           *           *
October, 2017..............                   79         36            7           *           *
October, 2018..............                   74         30            5           *           *
October, 2019..............                   68         25            4           *           *
October, 2020..............                   62         21            3           *           *
October, 2021..............                   56         17            2           *           *
October, 2022..............                   50         14            1           *           *
October, 2023..............                   44         11            1           *           *
October, 2024..............                   37          8            1           *           *
October, 2025..............                   30          6            *           *           *
October, 2026..............                   23          4            *           *           *
October, 2027..............                   16          3            *           *           *
October, 2028..............                    8          1            *           *           *
October, 2029..............                    3          *            *           *           *
October, 2030..............                    2          *            *           *           *
October, 2031..............                    1          *            *           *           *
October, 2032..............                    *          *            *           *           *
October, 2033..............                    0          0            0           0           0
Weighted Average Life to
Maturity (years)**........                 18.74      13.10         7.42        4.04        3.25
Weighted Average Life to
Call (years)**............                 18.63      12.41         6.73        3.45        2.64

-----------

* Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such Certificate.



The table set forth on page S-54 of the prospectus supplement under the heading "Decrement Tables" of the section entitled "Yield and Prepayment Considerations" is hereby deleted in its entirety and replaced with the following:


         PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES
  -------------------------------------------------------------------------------------------------------
      ASSUMED
     PURCHASE
       PRICE                0%               10%               20%              40%               50%
  --------------       -----------       -----------      -----------       ------------      -----------
    $19,231,865           35.71%            23.48%           10.46%           (19.49)%          (36.41)%



On page AX-1 of the prospectus supplement under the heading "Mortgage Loan Assumptions", the following column is hereby added immediately following the column entitled "Remaining Term to Maturity (in Months)":

                                Remaining Interest
                                   Only Months
                                   -----------
                                       117
                                       119
                                       120
                                       115
                                       116
                                       117
                                       118
                                       119
                                       120
                                       115
                                       116
                                       117
                                       118
                                       119
                                       120


                            BEAR, STEARNS & CO. INC.

Until 90 days after the date of this Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.